Exhibit 99.1

Contact:
Ira Lamel/Mary Anthes
The Hain Celestial Group, Inc.
516-587-5000

HAIN CELESTIAL ANNOUNCES RECORD RESULTS
FOR THIRD QUARTER FISCAL YEAR 2013

Record Net Sales $456.1 Million; Up 21.4%

GAAP Income from Continuing Operations $41.8 Million; Up 68.5%
GAAP EPS from Continuing Operations of $0.87 per Diluted Share
Including $0.28 Tax Benefit; Up 61.1%

Adjusted Net Income of $34.3 Million; Up 33.8%
Adjusted EPS of $0.72 per Diluted Share; Up 28.6%

Acquisition of Ella's Kitchen Group Limited
Forms Global Infant, Toddler & Kids Division under Hain Celestial US

Lake Success, NY, May 2, 2013 - The Hain Celestial Group, Inc. (NASDAQ: HAIN), a leading natural and organic products company providing consumers with A Healthier Way of Life™, today reported its results for the third quarter ended March 31, 2013.

Performance Highlights 3QFY13 Compared to 3QFY12

•	Record net sales of $456.1 million, an increase of 21.4%

•	GAAP net income of $40.7 million, an increase of 68.9%

•	GAAP earnings per diluted share from continuing operations of $0.87, an increase of 61.1%

•	Adjusted earnings per diluted share of $0.72, an increase of 28.6%

•	Adjusted EBITDA of $216.0 million for the trailing 12 months ended March 31, 2013, an increase of 27.8%

“I am extremely pleased to report the strongest sales in the Company's history led by Hain Celestial US and its continuing consumption gains and increased profitability during the third quarter. In the UK, we are pleased with the contributions of the ambient grocery brands as our team focused on higher margin brand growth and the elimination of unprofitable private label sales, while integrating the acquired business. Hain Daniels also benefitted from the sales and profitability of Cully & Sully in Ireland. Our businesses in Canada and Europe also delivered strong sales and profitable growth,” said Irwin D. Simon, Founder, President and Chief Executive Officer of Hain Celestial.

Worldwide net sales for the third quarter of fiscal year 2013 were a record $456.1 million, an increase of 21.4% compared to net sales of $375.8 million in the prior year period. Hain Celestial US reported net sales of $277.6 million. In the United Kingdom, Hain Daniels' net sales were $121.2 million. For the Company's Rest of World segment, consisting of the operations of Hain Celestial Canada and Hain Celestial Europe, net sales were $57.3 million. The Company had strong brand contribution across various sales channels led by Earth's Best®, MaraNatha®, Spectrum®, The Greek Gods®, Imagine®, Health Valley®, Westbrae®, Hain Pure Foods®, Jason®, Europe's Best® and Linda McCartney® as well as brands acquired during the most recent 12 months including Cully & Sully®, Hartley's® and BluePrint®.

The Hain Celestial Group, Inc. • 1111 Marcus Avenue • Lake Success, NY 11042
+1-516-587-5000 • www.hain.com

The Company earned income from continuing operations of $41.8 million in the third quarter of fiscal year 2013 compared to $24.8 million in the prior year period, a 68.5% increase, and reported earnings per diluted share from continuing operations of $0.87 compared to $0.54 in the prior year third quarter. Income from continuing operations includes a tax benefit of $13.2 million, or $0.28 per diluted share, resulting from a worthless stock tax deduction for our investment in one of our UK subsidiaries. Adjusted income from continuing operations was $34.3 million compared to $25.7 million in the prior year, a 33.8% increase, and adjusted earnings per diluted share from continuing operations was $0.72 compared to $0.56 in the prior year third quarter. Adjusted amounts exclude the aforementioned tax benefit, acquisition-related expenses, integration and restructuring charges, factory start-up costs, unrealized currency losses and a reserve for litigation settlements. Adjusted EBITDA reached a new high of $216.0 million during the 12-trailing month period ended March 31, 2013.

The Company also announced today in a separate press release the acquisition of Ella's Kitchen Group Limited and the formation of the Global Infant, Toddler & Kids Division under Hain Celestial US. Ella's Kitchen is a manufacturer and distributor of premium organic baby food under the Ella's Kitchen® brand and the first company to offer baby food in convenient flexible pouches. Paul Lindley, founder of Ella's Kitchen, will become Chief Executive Officer of the new Global Infant, Toddler & Kids Division of Hain Celestial US, with responsibility for Hain Celestial's Earth's Best® brand as well as the newly acquired Ella's Kitchen® brand. Paul will report to John Carroll, Executive Vice President and Chief Executive Officer, Hain Celestial US. Ella's Kitchen generated approximately $70 million in sales in calendar year 2012 and is expected to be accretive to Hain Celestial's earnings in fiscal year 2014 by $0.05 to $0.08 per diluted share. Details of the transaction were not disclosed.

Fiscal Year 2013 Guidance
The Company updated its annual guidance for fiscal year 2013.

•	Total net sales range of $1.727 billion to $1.734 billion; an increase of approximately 26% as compared to fiscal year 2012.

•	Earnings range of $2.43 to $2.47 per diluted share; an increase of 31% to 33% as compared to fiscal year 2012.

Guidance is provided for continuing operations on a non-GAAP basis and excludes the aforementioned tax benefit, acquisition-related expenses, integration and restructuring charges, factory start-up costs, unrealized currency losses and a reserve for litigation settlements that have been or may be incurred during the Company's fiscal year 2013, which the Company will continue to identify as it reports its future financial results. Guidance excludes the impact of any future acquisitions. Historically, the Company's sales and earnings are strongest in its second and third quarters.

Segment Results
The Company's operations are organized into geographic segments: United States, United Kingdom, Canada and Europe.

The following is a summary of third quarter and nine-month results by reportable segment:

The Hain Celestial Group, Inc.
Reportable Segment Results
(dollars in thousands)
	United States	United Kingdom	Rest of World	Corporate and other (1)	Consolidated
Net sales - Three months ended 3/31/13	$277,582	$121,162	$57,343	$—	$456,087
Net sales - Three months ended 3/31/12	$256,280	$67,988	$51,513	$—	$375,781
% change	8.3%	78.2%	11.3%		21.4%

Operating income - Three months ended 3/31/13	$51,260	$8,793	$5,170	$(14,164)	$51,059
Operating income - Three months ended 3/31/12	$39,579	$6,127	$3,871	$(7,944)	$41,633
% change	29.5%	43.5%	33.6%		22.6%

Operating income margin - Three months ended 3/31/13	18.5%	7.3%	9.0%		11.2%
Operating income margin - Three months ended 3/31/12	15.4%	9.0%	7.5%		11.1%

	United States	United Kingdom	Rest of World	Corporate and other (1)	Consolidated
Net sales - Nine months ended 3/31/13	$810,644	$299,277	$161,292	$—	$1,271,213
Net sales - Nine months ended 3/31/12	$749,075	$135,643	$142,737	$—	$1,027,455
% change	8.2%	120.6%	13.0%		23.7%

Operating income - Nine months ended 3/31/13	$135,359	$19,843	$13,844	$(34,467)	$134,579
Operating income - Nine months ended 3/31/12	$113,071	$8,367	$8,681	$(28,445)	$101,674
% change	19.7%	137.2%	59.5%		32.4%

Operating income margin - Nine months ended 3/31/13	16.7%	6.6%	8.6%		10.6%
Operating income margin - Nine months ended 3/31/12	15.1%	6.2%	6.1%		9.9%

Webcast
Hain Celestial will host a conference call and webcast at 4:30 PM Eastern Time today to review its third quarter fiscal year 2013 results. The conference call will be webcast and available under the Investor Relations section of the Company's website at www.hain.com.

The Hain Celestial Group, Inc.
The Hain Celestial Group (NASDAQ: HAIN), headquartered in Lake Success, NY, is a leading natural and organic products company in North America and Europe. Hain Celestial participates in many natural categories with well-known brands that include Celestial Seasonings®, Earth's Best®, Ella's Kitchen®, Terra®, Garden of Eatin'®, Sensible Portions®, Health Valley®, Arrowhead Mills®, MaraNatha®, SunSpire®, DeBoles®, Gluten Free Café™, Hain Pure Foods®, Hollywood®, Spectrum Naturals®, Spectrum Essentials®, Walnut Acres Organic®, Imagine®, Almond Dream®, Rice Dream®, Soy Dream®, WestSoy®, The Greek Gods®, BluePrint®, Ethnic Gourmet®, Yves Veggie Cuisine®, Europe's Best®, Cully & Sully®, New Covent Garden Soup Co.®, Johnson's Juice Co.®, Farmhouse Fare®, Hartley's®, Sun-Pat®, Gale's®, Robertson's®, Frank Cooper's®, Linda McCartney®, Lima®, Danival®, GG UniqueFiber®, Natumi®, JASON®, Zia® Natural Skincare, Avalon Organics®, Alba Botanica®, Queen Helene® and Earth's Best TenderCare®. Hain Celestial has been providing “A Healthier Way of Life™” since 1993. For more information, visit www.hain.com.

Safe Harbor Statement
This press release contains forward-looking statements under the Private Securities Litigation Reform Act of 1995. Words such as “plan,” “continue,” “expect,” “expected,” “anticipate,” “estimate,” “believe,” “may,” “potential,” “can,” “positioned,” “should,” “future,” “look forward” and similar expressions, or the negative of those expressions, may identify forward-looking statements. These forward-looking statements include the Company's expectations relating to (i) the Company's guidance for net sales and earnings per diluted share for fiscal year 2013; and (ii) the acquisition of Ella's Kitchen and the potential improvements to the Company's earnings results therefrom. Forward-looking statements involve known and unknown risks and uncertainties, which could cause the Company's actual results to differ materially from those described in the forward-looking statements. These factors include, but are not limited to the Company's ability to achieve its guidance for net sales and earnings per diluted share in fiscal year 2013 given the economic environment in the U.S. and other markets that it sells products as well as economic, political and business conditions generally and their effect on the Company's customers and consumers' product preferences, and the Company's business, financial condition and results of operations; the Company's expectations for its business for fiscal year 2013 and its positioning for the future; changes in estimates or judgments related to the Company's impairment analysis of goodwill and other intangible assets, as well as with respect to the Company's valuation allowances of its deferred tax assets; the Company's ability to implement its business and acquisition strategy; the ability of the Company's joint venture investments, to successfully execute their business plans; the Company's ability to realize sustainable growth generally and from investments in core brands, offering new products and its focus on cost containment, productivity, cash flow and margin enhancement in particular; the Company's ability to effectively integrate its acquisitions; the effects on the Company's results of operations from the impacts of foreign exchange; competition; the success and cost of introducing new products as well as the Company's ability to increase prices on existing products; availability and retention of key personnel; the Company's reliance on third party distributors, manufacturers and suppliers; the Company's ability to maintain existing customers and secure and integrate new customers; the Company's ability to respond to changes and trends in customer and consumer demand, preferences and consumption; international sales and operations; changes in fuel, raw material and commodity costs; changes in, or the failure to comply with, government regulations; the availability of natural and organic ingredients; the loss of one or more of the Company's manufacturing facilities; the ability to use the Company's trademarks; reputational damage; product liability; seasonality; litigation; the Company's reliance on its information technology systems; and the other risks detailed from time-to-time in the Company's reports filed with the SEC, including the annual report on Form 10-K for the fiscal year ended June 30, 2012. As a result of the foregoing and other factors, no assurance can be given as to future results, levels of activity and achievements and neither the Company nor any person assumes responsibility for the accuracy and completeness of these statements.

Non-GAAP Financial Measures
This press release and the accompanying tables include non-GAAP financial measures, including adjusted net income, adjusted gross profit, adjusted earnings per diluted share, earnings before interest, taxes, depreciation, and amortization (“EBITDA”), adjusted EBITDA and operating free cash flow. The reconciliations of these non-GAAP financial measures to the comparable GAAP financial measures are presented in the tables “Reconciliation of GAAP Results to Non-GAAP Measures” for the three-, nine- and 12-months ended March 31, 2013 and 2012 and in the paragraphs below. Management believes that the non-GAAP financial measures presented provide useful additional information to investors about current trends in the Company's operations and are useful for period-over-period comparisons of operations. These non-GAAP financial measures should not be considered in isolation or as a substitute for the comparable GAAP measures. In addition, these non-GAAP measures may not be the same as similar measures provided by other companies due to potential differences in methods of calculation and items being excluded. They should be read only in connection with the Company's Consolidated Statements of Income presented in accordance with GAAP.

The Company defines EBITDA as net income (a GAAP measure) before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates and stock based compensation. Adjusted EBITDA is defined as net income before income taxes, net interest expense, depreciation and amortization, impairment of long lived assets, equity in the earnings of non-consolidated affiliates, stock based compensation and acquisition-related expenses, including integration and restructuring charges. The Company's management believes that these presentations provide useful information to management, analysts and investors regarding certain additional financial and business trends relating to its results of operations and financial condition. In addition, management uses these measures for reviewing the financial results of the Company as well as a component of performance-based executive compensation.

For the three-, nine and trailing 12-month periods ended March 31, 2013 and 2012, EBITDA and adjusted EBITDA were calculated as follows:

	3-Months Ended		9-Months Ended		Trailing 12 Months
	3/31/2013	3/31/2012	3/31/2013	3/31/2012	3/31/2013	3/31/2012
Net Income	$40,715	$24,107	$88,723	$55,835	$112,113	$68,683
Income taxes	1,610	12,397	26,052	31,142	34,253	39,849
Interest expense, net	4,777	4,197	12,891	11,115	16,851	14,226
Depreciation and amortization	9,768	7,779	26,761	22,371	34,850	28,834
Impairment of long lived assets	—	—	—	—	15,098	—
Equity in earnings of affiliates	(293)	(28)	(151)	(847)	(444)	1,796
Stock based compensation	3,236	2,558	9,837	6,321	11,807	8,064
EBITDA	$59,813	$51,010	$164,113	$125,937	$224,528	$161,452

Acquisition related expenses and restructuring charges	1,856	549	6,272	7,501	(8,511)	7,534
Adjusted EBITDA	$61,669	$51,559	$170,385	$133,438	$216,017	$168,986

The Company defines Operating Free Cash Flow as cash provided from or used in operating activities (a GAAP measure) less capital expenditures. The Company views operating free cash flow as an important measure because it is one factor in evaluating the amount of cash available for discretionary investments.

For the trailing 12-month periods ended March 31, 2013 and 2012, operating free cash flow was calculated as follows:

	12-Months Ended 3/31/2013	12-Months Ended 3/31/2012
Cash flow provided by operating activities	$112,104	$95,947
Purchases of property, plant and equipment	(56,516)	(16,622)
Operating free cash flow	$55,588	$79,325

Operating free cash flow for the trailing 12-months this year was $55.6 million, a decrease of 30% from $79.3 million in the prior year. The decrease is principally the result of expenditures on several major capital projects during the latest 12-months, as we invested almost $40 million more on capital projects in our latest 12-months as compared to a year ago.

THE HAIN CELESTIAL GROUP, INC.
Consolidated Balance Sheets
(In thousands)

	March 31,	June 30,
	2013	2012
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$27,217	$29,895
Trade receivables, net	232,417	166,677
Inventories	240,146	186,440
Deferred income taxes	18,488	15,834
Other current assets	35,369	19,864
Assets of business held for sale	—	30,098
Total current assets	553,637	448,808

Property, plant and equipment, net	220,250	148,475
Goodwill, net	883,200	702,556
Trademarks and other intangible assets, net	408,393	310,378
Investments and joint ventures	47,697	45,100
Other assets	24,592	18,276
Total assets	$2,137,769	$1,673,593

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$233,779	$184,103
Income taxes payable	8,411	5,074
Current portion of long-term debt	14,381	296
Liabilities of business held for sale	—	13,336
Total current liabilities	256,571	202,809

Deferred income taxes	130,307	107,633
Other noncurrent liabilities	14,728	8,261
Long-term debt, less current portion	620,327	390,288
Total liabilities	1,021,933	708,991

Stockholders' equity:
Common stock	479	462
Additional paid-in capital	706,505	616,197
Retained earnings	463,834	375,111
Treasury stock	(30,214)	(21,785)
Accumulated other comprehensive income	(24,768)	(5,383)
Total stockholders' equity	1,115,836	964,602

Total liabilities and stockholders' equity	$2,137,769	$1,673,593

THE HAIN CELESTIAL GROUP, INC.
Consolidated Statements of Income
(in thousands, except per share amounts)

	Three Months Ended March 31,		Nine Months Ended March 31,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)

Net sales	$456,087	$375,781	$1,271,213	$1,027,455
Cost of sales	329,924	271,100	919,075	738,385
Gross profit	126,163	104,681	352,138	289,070
Selling, general and administrative expenses	73,248	62,528	211,287	180,424
Acquisition related expenses including integration and restructuring charges	1,856	520	6,272	6,972
Operating income	51,059	41,633	134,579	101,674
Interest expense and other expenses	7,913	4,194	15,100	12,350
Income before income taxes and equity in earnings of equity-method investees	43,146	37,439	119,479	89,324
Income tax provision	1,610	12,648	25,770	31,632
After-tax (income) loss of equity-method investees	(293)	(28)	(151)	(847)
Income from continuing operations	41,829	24,819	93,860	58,539
Loss from discontinued operations, net of tax	(1,114)	(712)	(5,137)	(2,704)
Net income	$40,715	$24,107	$88,723	$55,835

Basic net income per share:
From continuing operations	$0.90	$0.56	$2.05	$1.32
From discontinued operations	(0.02)	(0.02)	(0.11)	(0.06)
Net income per share - basic	$0.88	$0.54	$1.94	$1.26

Diluted net income per share:
From continuing operations	$0.87	$0.54	$1.99	$1.28
From discontinued operations	(0.02)	(0.02)	(0.11)	(0.06)
Net income per share - diluted	$0.85	$0.52	$1.88	$1.22

Weighted average common shares outstanding:
Basic	46,508	44,506	45,822	44,198
Diluted	47,821	45,989	47,248	45,666

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Three Months Ended March 31,
	2013 GAAP	Adjustments	2013 Adjusted	2012 Adjusted
	(Unaudited)
Gross profit	$126,163	$2,146	$128,309	$104,681
Selling, general and administrative expenses	73,248	(2,559)	70,689	62,528
Acquisition related (income) expenses including integration and restructuring charges	1,856	(1,856)	—	—
Operating income	51,059	6,561	57,620	42,153
Interest and other expenses, net	7,913	(2,138)	5,775	3,982
Income before income taxes and equity in earnings of equity-method investees	43,146	8,699	51,845	38,171
Income tax provision	1,610	16,180	17,790	12,529
After-tax (income) loss of equity-method investees	(293)	—	(293)	(28)
Income from continuing operations	$41,829	$(7,481)	$34,348	$25,670

Income per share from continuing operations - basic	$0.90	$(0.16)	$0.74	$0.58
Income per share from continuing operations - diluted	$0.87	$(0.15)	$0.72	$0.56
Weighted average common shares outstanding:
Basic	46,508		46,508	44,506
Diluted	47,821		47,821	45,989

	FY 2013		FY 2012
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Acquisition related integration costs	$1,587	$413	$—	$—
Factory start-up costs	559	190	—	—
Cost of sales	2,146	603	—	—

Acquisition related integration costs	584	155	—	—
Reserve for labeling litigation	1,975	751	—	—
Selling, general and administrative expenses	2,559	906	—	—

Acquisition related fees and expenses, integration and restructuring charges	1,856	432	520	183
Acquisition related expenses including integration and restructuring charges	1,856	432	520	183

Unrealized currency impacts	1,882	713	—	—
Interest accretion and other items, net	256	79	212	56
Interest and other expenses, net	2,138	792	212	56

Worthless stock tax deduction	—	13,186	—	—
Decrease in unrecognized tax benefits	—	261	—	820
Nondeductible acquisition related transaction expenses	—	—	—	(1,178)
Income tax provision	—	13,447	—	(358)

Total adjustments	$8,699	$16,180	$732	$(119)

THE HAIN CELESTIAL GROUP, INC.
Reconciliation of GAAP Results to Non-GAAP Measures
(in thousands, except per share amounts)

	Nine Months Ended March 31,
	2013 GAAP	Adjustments	2013 Adjusted	2012 Adjusted
	(Unaudited)
Gross profit	$352,138	$2,146	$354,284	$289,070
Selling, general and administrative expenses	211,287	(2,559)	208,728	180,424
Acquisition related (income) expenses including integration and restructuring charges	6,272	(6,272)	—	—
Operating income	134,579	10,977	145,556	108,646
Interest and other expenses, net	15,100	(884)	14,216	11,678
Income before income taxes and equity in earnings of equity-method investees	119,479	11,861	131,340	96,968
Income tax provision	25,770	18,585	44,355	34,006
After-tax (income) loss of equity-method investees	(151)	—	(151)	(770)
Income from continuing operations	$93,860	$(6,724)	$87,136	$63,732

Income per share from continuing operations - basic	$2.05	$(0.15)	$1.90	$1.44
Income per share from continuing operations - diluted	$1.99	$(0.15)	$1.84	$1.40
Weighted average common shares outstanding:
Basic	45,822		45,822	44,198
Diluted	47,248		47,248	45,666

	FY 2013		FY 2012
	Impact on Income Before Income Taxes	Impact on Income Tax Provision	Impact on Income Before Income Taxes	Impact on Income Tax Provision
	(Unaudited)
Acquisition related integration costs	$1,587	$413	$—	$—
Factory start-up costs	559	190	—	—
Cost of sales	2,146	603	—	—

Acquisition related integration costs	584	155	—	—
Reserve for labeling litigation	1,975	751	—	—
Selling, general and administrative expenses	2,559	906	—	—

Acquisition related fees and expenses, integration and restructuring charges	6,272	1,558	6,072	2,223
Contingent consideration expense	—	—	900	338
Acquisition related expenses including integration and restructuring charges	6,272	1,558	6,972	2,561

Unrealized currency impacts	1,882	713	—	—
Currency gain on acquisition payment	(1,396)	(548)	—	—
Interest accretion and other items, net	398	113	672	171
Interest and other expenses, net	884	278	672	171

Net (income) loss from HPP discontinued operation	—	—	(77)	—
After-tax (income) loss of equity-method investees	—	—	(77)	—

Worthless stock tax deduction	—	13,186	—	—
Decrease in unrecognized tax benefits	—	2,054	—	820
Nondeductible acquisition related transaction expenses	—	—	—	(1,178)
Income tax provision	—	15,240	—	(358)

Total adjustments	$11,861	$18,585	$7,567	$2,374